Eventbrite Reports Fourth Quarter 2024 Financial Results
Revenue of $76.5 million was at the upper end of the company’s outlook range
Consumer reach exceeded 87 million average monthly active users, with paid ticket volume of 21.6 million
Creator acquisition continued to improve following the reintroduction of the free tier in September

2/27/2025
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the fourth quarter ended December 31, 2024. The Fourth Quarter 2024 Shareholder Letter can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“In the fourth quarter, we delivered revenue at the upper end of our outlook range and exceeded our Adjusted EBITDA margin target for fiscal year 2024,” said Julia Hartz, Co-Founder, Chief Executive Officer, and Executive Chair. “The strategic decisions we made in 2024, including refocusing on ticketing growth, strengthening our creator offering, and enhancing the consumer experience, are delivering results. Total and free ticket volumes returned to growth in the quarter, and year-to-year comparisons in paid tickets, paid transacting creators, and paid events improved from the third quarter. With a clear roadmap for 2025 and a disciplined approach to execution, we believe we are well-positioned to drive sustained improvement, scale our marketplace, and unlock long-term value.”

Fourth Quarter 2024 Highlights
•Net Revenue of $76.5 million, down 13% year-over-year. Marketplace-related revenue from organizer fees and Eventbrite Ads was 8% of total net revenue.
•Total free and paid ticket volume of 72.0 million tickets grew 2% across 1.4 million events.
•Gross Margin of 68.2% vs 70.1% a year ago.
•Net Loss of $8.4 million and Net Loss Margin of 11.0%, compared to Net Loss of $0.9 million and Net Loss Margin of 1.1% in the same period last year.
•Adjusted EBITDA of $6.5 million and Adjusted EBITDA margin of 8.5%.1
1 For more information on these non-GAAP financial measures, please see "―About Non-GAAP Financial Measures" and the tables under "―Reconciliation of Net Loss to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin" included at the end of this release.

The summary of GAAP and non-GAAP consolidated financial results are in the table below (in thousands, except percentages, unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Gross ticket sales	$794,197	$871,510	(9)%	$3,283,561	$3,274,358	—%
Net revenue	$76,464	$87,764	(13)%	$325,068	$326,134	—%
Gross profit	$52,145	$61,499	(15)%	$226,563	$223,004	2%
Gross profit margin	68%	70%		70%	68%
Net loss	$(8,376)	$(937)	794%	$(15,571)	$(26,479)	(41)%
Net loss margin	(11)%	(1)%		(5)%	(8)%
Adjusted EBITDA (non-GAAP)	$6,525	$8,797	(26)%	$35,111	$28,655	23%
Adjusted EBITDA margin (non-GAAP)	9%	10%		11%	9%

The key operating metrics of our business are summarized below (in thousands, except ATV, unaudited):

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Total tickets	72,035	70,570	2%	269,631	301,863	(11)%
Paid tickets	21,639	24,103	(10)%	83,834	93,443	(10)%
Total events	1,352	1,446	(7)%	4,723	5,159	(8)%
Paid events	517	546	(5)%	1,752	1,819	(4)%
Total creators	353	380	(7)%	766	850	(10)%
Paid creators	166	183	(9)%	368	396	(7)%
Average ticket value (ATV)	$36.70	$36.16	2%	$39.17	$38.10	3%
Total ticket buyers	31,477	29,319	7%	86,252	92,860	(7)%

Business Outlook
Based on current information, the company anticipates net revenue for the first quarter of 2025 will be within the range of $71 to $74 million with an Adjusted EBITDA margin percentage in the mid-single digits, excluding non-routine items.
Full year 2025 will be a transition year as the company laps the impacts of organizer fees.
Going forward, Ticketing and Ads will essentially comprise Eventbrite’s revenue. The company expects a continued recovery in ticketing trends, with paid ticket volume returning to growth in the second half of the year. Also, the company anticipates Eventbrite Ads to continue to deliver growth throughout the year.
The company expects the elimination of organizer fees to result in an approximately $20 million revenue headwind compared to 2024.
As a result of the continued recovery in ticketing revenue and the elimination of organizer fees, the company expects full year net revenue will be within a range of $295 million to $310 million. The company expects an Adjusted EBITDA margin percentage in the mid-single digits, excluding non-routine items, with the decline in year-over-year margin primarily driven by the loss of high-margin organizer fee revenue.
We have not provided an outlook for GAAP net loss or GAAP net loss margin or reconciliations of expected Adjusted EBITDA to GAAP net loss or expected Adjusted EBITDA margin to GAAP net loss margin, because GAAP net loss and GAAP net loss margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as stock-based compensation expense, foreign exchange rate gains and losses, and other non-recurring expenses.

Earnings Webcast Information
Event: Eventbrite Fourth Quarter 2024 Earnings Conference Call
Date: Thursday, February 27, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com

About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz, and Renaud Visage, with a vision to build a self-service platform that empowers anyone to host and discover live experiences. In 2024, Eventbrite distributed 270 million tickets to over 4.7 million events across a global community of 89 million monthly average users, helping people find new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer, with special designations that include a coveted spot on Fast Company’s prestigious “The World’s 50 Most Innovative Companies” and “Brands That Matter” lists, the Great Place to Work® Award in the U.S., and Inc.'s “Best-Led Companies” honor. Learn more at www.eventbrite.com.

Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expectations with respect to its operating model and marketplace strategy; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets, paid creators, ticket buyers, average ticket value, and paid events. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$416,531	$489,200
Funds receivable	37,629	48,773
Short-term investments, at amortized cost	24,959	153,746
Accounts receivable, net	2,187	2,814
Creator signing fees, net	3,954	634
Creator advances, net	3,380	2,804
Restricted cash	48,000	—
Prepaid expenses and other current assets	15,856	13,880
Total current assets	552,496	711,851
Creator signing fees, noncurrent	3,575	1,303
Property and equipment, net	12,640	9,384
Operating lease right-of-use assets	823	177
Goodwill	174,388	174,388
Acquired intangible assets, net	5,014	13,314
Other assets	3,365	2,913
Total assets	$752,301	$913,330
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$300,174	$303,436
Accounts payable, trade	1,407	1,821
Chargebacks and refunds reserve	10,315	8,088
Accrued compensation and benefits	4,825	17,522
Accrued taxes	5,932	8,796
Current portion of long-term debt	29,781	—
Operating lease liabilities	2,071	1,523
Other accrued liabilities	11,868	16,425
Total current liabilities	366,373	357,611
Accrued taxes, noncurrent	4,278	4,526
Operating lease liabilities, noncurrent	377	1,768
Long-term debt	210,938	357,668
Other liabilities	106	—
Total liabilities	582,072	721,573
Commitments and contingent liabilities (Note 10)
Stockholders’ equity
Common stock	1	1
Treasury stock at cost	(50,159)	—
Additional paid-in capital	1,051,392	1,007,190
Accumulated deficit	(831,005)	(815,434)
Total stockholders’ equity	170,229	191,757
Total liabilities and stockholders’ equity	$752,301	$913,330

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$76,464	$87,764	$325,068	$326,134
Cost of net revenue	24,319	26,265	98,505	103,130
Gross profit	52,145	61,499	226,563	223,004
Operating expenses:
Product development	19,956	25,203	95,283	98,294
Sales, marketing and support	22,930	20,772	92,014	74,574
General and administrative	17,076	24,588	70,059	91,269
Total operating expenses	59,962	70,563	257,356	264,137
Loss from operations	(7,817)	(9,064)	(30,793)	(41,133)
Interest income	4,398	7,547	25,243	27,495
Interest expense	(1,102)	(2,826)	(8,792)	(11,185)
Other income (expense), net	(2,962)	3,565	930	335
Loss before income taxes	(7,483)	(778)	(13,412)	(24,488)
Income tax provision	893	159	2,159	1,991
Net loss	$(8,376)	$(937)	$(15,571)	$(26,479)
Net loss per share, basic and diluted	$(0.09)	$(0.01)	$(0.17)	$(0.26)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	94,273	101,097	93,029	100,299

Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(15,571)	$(26,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,104	13,760
Stock-based compensation expense	49,688	55,056
Non-cash operating lease expense	617	5,137
Amortization of debt discount and issuance costs	1,837	2,088
Gain on litigation award	(3,927)	—
Loss on debt extinguishment	314	—
Unrealized (gain) loss on foreign currency exchange	2,548	(2,703)
Accretion on short-term investments	(3,405)	(7,362)
Amortization of creator signing fees	1,193	980
Changes related to creator advances, creator signing fees, and allowance for credit losses	(127)	(1,340)
Provision for chargebacks and refunds	27,507	12,435
Other	551	1,161
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(1,295)	(1,352)
Funds receivable	10,554	(4,692)
Creator signing fees and creator advances	(4,728)	(1,108)
Prepaid expenses and other assets	1,499	(1,894)
Accounts payable, creators	1,281	(8,599)
Accounts payable, trade	(395)	822
Chargebacks and refunds reserve	(25,827)	(17,483)
Accrued compensation and benefits	(12,697)	5,887
Accrued taxes	(3,676)	(8,707)
Operating lease liabilities	(2,106)	(2,999)
Other accrued liabilities	(3,366)	6,410
Net cash provided by operating activities	35,573	19,018
Cash flows from investing activities
Purchase of short-term investments	(136,809)	(370,160)
Maturities of short-term investments	269,001	308,000
Purchases of property and equipment	(600)	(1,097)
Capitalized internal-use software development costs	(7,675)	(6,073)
Net cash provided by (used in) investing activities	123,917	(69,330)
Cash flows from financing activities
Principal repayment of debt obligations	(120,450)	—
Repurchase of common stock	(49,652)	—
Proceeds from exercise of stock options	—	1,297
Purchases under employee stock purchase plan	702	1,137
Taxes paid related to net share settlement of equity awards	(8,068)	(7,342)
Net cash used in by financing activities	(177,468)	(4,908)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,691)	4,246
Net decrease in cash, cash equivalents and restricted cash	(24,669)	(50,974)

Cash, cash equivalents and restricted cash
Beginning of period	489,200	540,174
End of period	$464,531	$489,200
Supplemental cash flow data
Interest paid	$6,096	$9,086
Income taxes paid, net of refunds	$1,726	$902
Noncash investing and financing activities
Reduction of right of use asset due to modification or exit	$—	$3,917
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,112	$—
Purchases of property and equipment, accrued but unpaid	$—	$30

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss(1)	$(8,376)	$(937)	$(15,571)	$(26,479)
Add:
Depreciation and amortization	3,915	3,826	15,104	13,760
Stock-based compensation	10,204	13,895	49,688	55,056
Interest income	(4,398)	(7,547)	(25,243)	(27,495)
Interest expense	1,102	2,826	8,792	11,185
Employer taxes related to employee equity transactions	223	140	1,112	972
Other (income) expense, net	2,962	(3,565)	(930)	(335)
Income tax provision (benefit)	893	159	2,159	1,991
Adjusted EBITDA	$6,525	$8,797	$35,111	$28,655

Net revenue	$76,464	$87,764	$325,068	$326,134
Adjusted EBITDA margin	9%	10%	11%	9%

(1) Net loss and Adjusted EBITDA includes reduction in force costs totaling $5.6 million in the year ended December 31, 2024, and restructuring costs totaling $16.3 million in the year ended December 31, 2023.

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to investors in understanding and evaluating results of operations and useful measures for period-to-period comparisons of the company's business performance as they are metrics used by management in assessing the health of the company’s business and operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, interest income, employer taxes related to employee transactions, other (income) expense net, which consists of foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and other GAAP results.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss), net income (loss) margin, and other GAAP results.